PROSPECTUS SUPPLEMENT                                         File No. 333-52822
---------------------                                             Rule 424(b)(3)
(To Prospectus Supplement and Prospectus
dated January 24, 2001)
Prospectus number:      2083


                             Merrill Lynch & Co., Inc.
                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                               Floating Rate Notes


Principal Amount:  $50,000,000         Original Issue Date:    February 5, 2001

CUSIP Number:      59018Y DW8          Stated Maturity Date:   August 5, 2002


Interest Calculation:                  Day Count Convention:
---------------------                  ---------------------
[X]  Regular Floating Rate Note        [X]  Actual/360

[ ]  Inverse Floating Rate Note        [ ]  30/360

       (Fixed Interest Rate):          [ ]  Actual/Actual


Interest Rate Basis:
--------------------
[X]  LIBOR                             [ ]  Commercial Paper Rate

[ ]  CMT Rate                          [ ]  Eleventh District Cost of Funds Rate

[ ]  Prime Rate                        [ ]  CD Rate

[ ]  Federal Funds Rate                [ ]  Other (see attached)

[ ]  Treasury Rate

   Designated CMT Page:                Designated LIBOR Page:
        CMT Telerate Page:                  LIBOR Telerate Page:  3750
        CMT Reuters Page:                   LIBOR Reuters Page:


Index Maturity:          One Month         Minimum Interest Rate: Not Applicable

Spread:                  0.1000%           Maximum Interest Rate: Not Applicable

Initial Interest Rate:   TBD               Spread Multiplier:     Not Applicable


Interest Reset Dates:      Monthly, on the 5th of every month, commencing March
                           5, 2001, subject to modified following business day convention.

Interest Payment Dates:    Monthly, on the 5th of every month, commencing March
                           5, 2001, subject to modified following business day convention.

Repayment at the
Option of the Holder:      The Notes cannot be repaid prior to the Stated
                           Maturity Date.

Redemption at the
Option of the Company:     The Notes cannot be redeemed prior to the Stated
                           Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                   The Chase Manhattan Bank

Dated:                     January 30, 2001